SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



                           December 6, 1996
            Date of report (Date of earliest event reported)




                         LONGVIEW FIBRE COMPANY

             (Exact Name of Registrant as Specified in Charter)



        Washington                0-1370                    91-0298760

       (State or Other         (Commission File Number) (I.R.S. Employer
 Jurisdiction of Incorporation)                        Identification No.)




              End of Fibre Way
            Longview, Washington                         98632

(Address of Principal Executive Offices)               (Zip Code)




                             (360) 425-1550

           (Registrant's telephone number, including area code)



Item 5.  Other Events.

       	On December 6, 1996 the Board of Directors of the Company approved an amendment (the "Amendment") to the Rights Agreement dated as of March 1, 1989 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent.

       	Under the Amendment (a) the definition of "Acquiring Person" has been modified to decrease from 20% to 10% the threshold of beneficial ownership at which a Person is deemed to be an Acquiring Person, (b) the definition of "Offering Person" has been modified to reduce from 30% to 10% the percentage of the outstanding shares of Common Stock for which a tender or exchange offer is made and (c) certain other modifications and technical changes have been made to the Rights Agreement.

       	The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached as
Exhibit 5 hereto and is hereby incorporated herein by reference.

       	Also on December 6, 1996, the Company issued press release, which is attached hereto as Exhibit 2 and is hereby incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      	5	 Amendment dated as of December 6, 1996 to Rights Agreement dated as of March 1, 1989 between the Company and ChaseMellon Shareholder
          Services, L.L.C., as successor Rights Agent.

      	99	Press Release dated December 6, 1996.




                                SIGNATURE

	       Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      		LONGVIEW FIBRE COMPANY



                                     		By:       /s/  LISA J. HOLBROOK
                                     		Name:	Lisa J. Holbrook
                                     		Title:	Senior Vice President - Finance


Dated:  December 9, 1996